Exhibit 10.2

NOTE MODIFICATION

THIS NOTE MODIFICATION dated as of February 19, 2010, is executed by AEROSONIC CORPORATION (the “Company”), a Delaware corporation, OP TECHNOLOGIES, INC., an Oregon corporation, and AVIONICS SPECIALTIES, INC., a Virginia corporation, (collectively, “Borrowers”) for  the benefit of Bruce J. Stone (“Stone”).

RECITALS

WHEREAS, the Company and Stone are parties to a Loan Agreement dated as of May 14, 2009 (the “Loan Agreement”) as evidenced by a note dated May 14, 2009 executed and delivered by the Borrowers to Stone (the “Note”); and

WHEREAS, the Company has requested that Stone agree to amend and waive certain provisions of the Loan Agreement and Stone is agreeable to such request but only upon the terms and subject to the conditions set forth herein.

WHEREAS, the Company and Stone shall enter into a First Amendment to Loan Agreement dated as of February 19, 2010 (the “Loan Amendment”).

WHEREAS, in connection with the Loan Amendment, the Borrowers shall amend and modify the Note as follows:

1.           Amendments

(a)  Section 2 of the Note is hereby amended and modified by deleting therefrom the definition of “Maturity Date” in its entirety and inserting the following new definition:

“’Maturity Date’ means the earlier of:  (i) April 10, 2011, or (ii) the maturity of the Existing Loans.”

(b)  Section 3 of the Note is hereby amended and modified by deleting therefrom the words “April 10, 2010” and replacing with the words “April 10, 2011”.

2.           The State of Florida documentary excise tax in the amount of $2,450.00 has previously been paid directly to the Florida Department of Revenue.

3.           All references in the Note to “Loan Agreement” shall refer to the Loan Agreement as amended by the Loan Amendment.

4.           Notwithstanding the execution of this Note Modification, the Note shall remain in full force and effect, as modified hereby; and nothing herein contained and nothing done pursuant hereto shall be construed to release, satisfy, discharge, terminate or otherwise affect or impair in any manner whatsoever the validity or enforceability of the indebtedness evidenced by the Note, except as expressly modified hereby.

5.           The validity, construction, interpretation, and enforcement of this Note Modification are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions relating to the resolution of conflicts with laws of other jurisdictions.

[Signature pages follow]

EXECUTED:  February 19, 2010

AEROSONIC CORPORATION
AVIONICS SPECIALTIES, INC.
OP TECHNOLOGIES, INC.

WITNESSES:	By:	/s/ Douglas J. Hillman
Douglas J. Hillman
President and Chief Executive Officer

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